EXHIBIT 99.1

Onfolio Holdings Inc. to Acquire BWPS and SEOButler, Leading Providers of Respective WordPress Plugins and SEO Services

Advances Strategy of Acquiring Niche Online Businesses that Possess Strong Economics and Long-Term Growth Opportunities

WILMINGTON, Del., Oct. 07, 2022 (GLOBE NEWSWIRE) -- Onfolio Holdings Inc. (Nasdaq: ONFO, ONFOW) (the “Company” or “Onfolio”), a holding company that acquires and manages a diversified portfolio of online businesses across a broad range of verticals, today announced that it has entered into two separate definitive agreements to acquire all of the assets relating to file and password protection for the WordPress sites Prevent Direct Access (PDA) and Password Protect WordPress (PPWP) (collectively “BWPS") and to acquire all of the outstanding shares of SEOButler, Inc. (“SEOButler”).

BWPS offers two main plugins that focus on file and password protection for WordPress sites, named Prevent Direct Access (PDA) and Password Protect WordPress (PPWP). They develop security plugins that allow bloggers, creators, agencies, and SMBs to protect their digital assets, products, and content. Offering a premium plugin in addition to the free products, users can access various free plugins, 20-30 distinct extensions, 2 other premium plugins, and more. BWPS reported approximately $379 thousand of adjusted EBITDA in 2021 (on an unaudited basis).

SEOButler provides extensive products within the SEO niche including content, guest posting, social signals, and citations. SEOButler strives to be an innovator in the industry providing quality products and exceptional customer service at every part of the buying journey. In 2020, SEOButler built and deployed a custom-built Order Management System (OMS), designed to make the content creation process highly scalable while eliminating the bottlenecks that could otherwise impede the growth of a productized service business that relies primarily on human writers and editors. SEOButler reported $268 thousand of adjusted EBITDA in 2021 (on an unaudited basis).

“Consistent with Onfolio’s mission of acquiring profitable and cash generating businesses, we are excited to announce the acquisitions of BWPS and SEOButler, which meaningfully advance our corporate strategy, strengthen our diversified portfolio of businesses, and delivers on our strategy set forth with our entrance to the public markets,” said Dominic Wells, CEO of Onfolio. “Both BWPS and SEOButler meet our investment criteria and fit nicely into our diversified portfolio of compelling businesses.”

Mr. Wells continued, “There are ample opportunities ahead, and we remain focused on uncovering the next compelling niche business. Onfolio has developed a team with the capability to identify businesses with loyal customers, integrate them into our portfolio, and keep them profitable. Our strategy offers investors an opportunity to diversify their own portfolio risk, and we believe that the acquisitions of quality businesses like BWPS and SEOButler further position Onfolio for future growth and shareholder value creation.”

Onfolio Holdings Inc.

Onfolio acquires and manages a diversified portfolio of online businesses across a broad range of verticals, each with a niche content focus and brand identity. Onfolio acquires business that meet its investment criteria, being that such businesses operate in sectors with long-term growth opportunities, have positive and stable cash flows, face minimal threats of technological or competitive obsolescence and can be managed by our existing team or have strong management teams largely in place. The Company excels at finding acquisition opportunities where the seller has not fully optimized their business, and Onfolio’s experience and skillset allows it to add increased value to these existing businesses. Visit www.onfolio.com for more information.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us under the caption “Risk Factors” included in our SEC filings and other risks to which our Company is subject, and various other factors beyond the Company’s control.

Investor Contact

Alex Thompson / Greg Robles

Gateway Group, Inc.

949.574.3860

ONFO@gatewayir.com

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